SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Piligrim’s Pride Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pilgrim’s Pride Corporation

110 South Texas Street

Pittsburg, Texas 75686

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, January 14, 2004

The Annual Meeting of Stockholders of Pilgrim’s Pride Corporation (the “Company”) will be held at the Company’s headquarters building, 110 South Texas Street, Pittsburg, Texas, on Wednesday, January 14, 2004, at 11:00 a.m., local time, to consider the following matters:

1.	The election of eleven Directors for the ensuing year;

2.	The approval of the Pilgrim’s Pride Corporation Employee Stock Investment Plan;

3.	The appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 2, 2004; and

4.	To transact such other business as may be properly brought before the meeting or any adjournment. No other matters are expected to be voted on at the meeting.

The Board of Directors has fixed the close of business on December 16, 2003, as the record date for determining stockholders of record entitled to notice of, and to vote at, the meeting.

/s/ Richard A. Cogdill
RICHARD A. COGDILL
Pittsburg, Texas December 26, 2003	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

YOUR VOTE IS IMPORTANT!

PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

Pilgrim’s Pride Corporation

110 South Texas Street

Pittsburg, Texas 75686

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Pilgrim’s Pride Corporation (the “Company”) solicits stockholders’ proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on Wednesday, January 14, 2004, at 11:00 a.m., local time, at the Company’s headquarters at 110 South Texas Street, Pittsburg, Texas and at any adjournments thereof (the “Meeting”). This Proxy Statement, the accompanying proxy card and the Company’s 2003 Annual Report to Stockholders are being mailed, beginning on or about December 26, 2003, to all stockholders entitled to receive notice of, and to vote at, the Meeting.

The principal executive offices of the Company are located at 110 South Texas Street, Pittsburg, Texas 75686. Any writing required to be sent to the Company should be mailed to this address.

Outstanding Voting Securities

As of December 16, 2003, the record date for determining stockholders entitled to notice of and to vote at the Meeting (the “Record Date”), the Company had outstanding 66,555,773 shares of its common stock, $.01 par value per share. The Company’s Certificate of Incorporation generally provides that holders of its common stock are entitled to 20 votes for each share that has been continuously beneficially owned by such holder since November 21, 2003, subject to compliance with certain procedures, and one vote for all other shares. Article Fourth of the Company’s Certificate of Incorporation and the voting procedures adopted thereunder contain several provisions governing the voting power of the Company’s common stock, including a presumption that each share of common stock held in “street” or “nominee” name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee shall be presumed to have been acquired after November 21, 2003, and accordingly to be entitled to only one vote per share, unless the holder furnished the Company with proof to the contrary. Applying the presumptions described in Article Fourth of the Company’s Certificate of Incorporation, the Company’s records indicate that 847,697,434 votes are entitled to be cast at the Meeting. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes. Attached hereto as Annex A is a summary of these voting provisions.

Voting of Proxies

Because many of the Company’s stockholders are unable to attend the Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Meeting. Each stockholder is urged to:

(1)	read carefully the material in this Proxy Statement;

(2)	specify his or her voting instructions on each item by marking the appropriate boxes on the accompanying proxy card; and

(3)	sign, date and return the proxy card in the enclosed, postage prepaid envelope.

The accompanying proxy card provides a space, with respect to the election of Directors, for a stockholder to withhold voting for any or all nominees for the Board of Directors, but does not permit a stockholder to vote for any nominee not named on the proxy card. The card also allows a stockholder to abstain from voting on any other item if the stockholder chooses to do so.

When the accompanying proxy card is properly executed and returned with voting instructions with respect to any of the items to be voted upon, the shares represented by the proxy will be voted in accordance with the stockholder’s directions by the persons named on the proxy card as proxies of the stockholder. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted for the election of the eleven nominees for Directors named on the accompanying proxy card, for the approval of the Pilgrim’s Pride Corporation Employee Stock Investment Plan, and for the appointment of Ernst & Young LLP as the Company’s independent auditors.

Unless otherwise indicated by the stockholder, returned proxy cards also confer upon the persons named on the card, as proxies for the stockholder, discretionary authority to vote all shares of stock represented by the proxy card on any item of business that is properly presented for action at the Meeting, even if not described in this Proxy Statement. If any of the nominees for Director named below should be unable or unwilling to accept nomination, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any item of business not set forth in this Proxy Statement will come before the Meeting or that any of the nominees for Director will be unavailable for election.

The proxy does not affect a stockholder’s right to vote in person at the Meeting. If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card, or by communicating his or her revocation in writing to the Secretary of the Company at 110 South Texas Street, Pittsburg, Texas 75686, or by voting by ballot at the Meeting.

Votes Required

The holders of at least a majority of the voting power of the Company’s common stock outstanding on the Record Date must be present in person or by proxy at the Meeting for the Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the voting power of the Company’s common stock outstanding on the Record Date are present at the Meeting.

Directors will be elected by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the voting power of the Company’s common stock represented and entitled to vote at the Meeting is required for the approval of the Pilgrim’s Pride Corporation Employee Stock Investment Plan, the appointment of the Company’s independent auditors and approval of any other item of business to be voted upon at the Meeting. Abstentions from voting on any matter will be included in the voting tally. Abstentions will have no effect on the election of Directors. Abstentions will have the same effect as votes against the proposal to approve the Pilgrim’s Pride Corporation Employee Stock Investment Plan and the proposal to appoint the Company’s independent auditors. Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Broker non-votes will have no effect on the election of Directors or the proposals to approve the Pilgrim’s Pride Corporation Employee Stock Investment Plan and appoint the Company’s independent auditors. Lonnie “Bo” Pilgrim owned or controlled 25,351,125 shares (38.1%) of the Company’s common stock on the Record Date, and 59.8% of the voting power of the outstanding common stock on the Record Date, and thus will be able to elect all of the nominees for Directors, approve the Pilgrim’s Pride Corporation Employee Stock Investment Plan and approve Ernst & Young LLP as independent auditors for the Company.

Stockholder Proposals for 2005 Annual Meeting

The Company’s Amended and Restated Corporate Bylaws state that a stockholder must give the Secretary of the Company written notice, at the Company’s principal executive offices, of its intent to present a proposal at the Company’s 2005 Annual Meeting of Stockholders by September 16, 2004, but not before June 8, 2004. Additionally, in order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered by the Company for inclusion in the Company’s proxy materials for the 2005 Annual Meeting of Stockholders, they must be received by the Secretary of the Company at the Company’s executive offices no later than the close of business on August 28, 2004.

Cost of Proxy Solicitation

The Company will bear the cost of the Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing the proxy material. In addition to solicitation by mail, Directors, officers and other employees of the Company may solicit proxies by telephone or otherwise. They will not be specifically compensated for such services. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s common stock and to secure their voting instructions, if necessary. The Company will reimburse them for the expenses in so doing.

Board of Directors

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company’s business through discussions with the Chairman and other officers and by reviewing analyses and reports sent to them each month, as well as by participating in Board and committee meetings.

Board Committees

To assist in carrying out its duties, the Board of Directors has delegated certain authority to the Audit and Compensation Committees. The Board of Directors does not maintain a Nominating Committee. The members of the Audit Committee are Charles L. Black, S. Key Coker, Vance C. Miller, Sr. and Donald L. Wass, Ph.D. The members of the Compensation Committee are Lonnie “Bo” Pilgrim, Vance C. Miller, Sr., Lonnie Ken Pilgrim, James G. Vetter, Jr., and Charles L. Black. In November 2003, Blake D. Lovette replaced Charles Black on the Compensation Committee. The Compensation Committee also has a subcommittee made up of Charles L. Black, Vance C. Miller, Sr. In November 2003, Blake D. Lovette also was appointed to the Compensation Subcommittee. Each Committee meets to examine various facets of the Company’s operations and take appropriate action or make recommendations to the Board of Directors.

The Audit Committee’s responsibilities include the selection of independent public accountants, reviewing the plan and results of the audit performed by the public accountants of the Company and the adequacy of the Company’s systems of internal accounting controls, and monitoring compliance with the Company’s conflicts of interest and business ethics policies. The Audit Committee is composed entirely of Directors the Board of Directors has determined to be independent within the meaning of Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. Although the Board of Directors has determined that each of the members of the Audit Committee are financially literate and at least one member has accounting or financial management expertise, in each case as required by the New York Stock Exchange’s listing standards, it has not concluded that any of such individuals is a “financial expert” under the Sarbanes-Oxley Act of 2002. The Company does not currently have a “financial expert” on its Audit

Committee because it does not have any Directors that the Board has concluded is a “financial expert” and meets the independence requirements for an Audit Committee member and has not made any determination as to whether or not to add such an individual to the Board and the Audit Committee.

The Compensation Committee reviews the Company’s remuneration policies and practices and establishes the salaries of the Company’s officers. The Compensation Committees’ subcommittee is responsible for administering certain aspects of the Senior Executive Performance Bonus Plan dealing with compensation for designated Section 162(m) participants, currently Mr. Lonnie “Bo” Pilgrim.

Meetings

During the Company’s fiscal year ended September 27, 2003, there were six regular and six telephonic meetings of the Board of Directors, four meetings of the Audit Committee, one meeting of the Compensation Committee and one meeting of the Compensation Subcommittee. During fiscal 2003, each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which the Director served.

ELECTION OF DIRECTORS

At the Meeting, eleven Directors are to be elected, each to hold office for one year or until his successor is duly elected and qualified. Unless otherwise specified on the proxy card, the shares represented by the enclosed proxy will be voted for the election of the eleven nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the Board of Directors.

NOMINEES FOR DIRECTOR

Lonnie “Bo” Pilgrim, 75, has served as Chairman of the Board since the organization of the Company in July 1968. He was previously Chief Executive Officer from July 1968 to June 1998. Prior to the incorporation of the Company, Mr. Pilgrim was a partner in the Company’s predecessor partnership business founded in 1946.

Clifford E. Butler, 61, serves as Vice Chairman of the Board. He joined the Company as Controller and Director in 1969, was named Senior Vice President of Finance in 1973, became Chief Financial Officer and Vice Chairman of the Board in July 1983, became Executive President in January 1997 and served in such capacity through July 1998.

O.B. Goolsby, Jr., 56, serves as President and Chief Operating Officer of the Company. He became a Director in January, 2003. Prior to being named as President and Chief Operating Officer in November 2002, Mr. Goolsby served as Executive Vice President, Prepared Foods Complexes from June 1998 to November 2002. He was previously Senior Vice President, Prepared Foods Operations from August 1992 to June 1998 and Vice President, Prepared Foods Operations from April 1986 to August 1992 and was previously employed by the Company from November 1969 to January 1981.

Richard A. Cogdill, 43, has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer (the Company’s Principal Financial and Accounting Officer) since January 1997. He became a Director in September 1998. Previously, he served as Senior Vice President, Corporate Controller, from August 1992 through December 1996 and as Vice President, Corporate Controller, from October 1991 through August 1992. Prior to October 1991, he was a Senior Manager with Ernst & Young LLP. He is a Certified Public Accountant.

Lonnie Ken Pilgrim, 45, has been employed by the Company since 1977 and has been Senior Vice President, Transportation since August 1997. Prior to that he served the Company as its Vice President, Director of Transportation. He has been a member of the Board of Directors since March 1985. He is a son of Lonnie “Bo” Pilgrim.

Charles L. Black, 74, was Senior Vice President, Branch President of NationsBank, Mt. Pleasant, Texas, from December 1981 to his retirement in February 1995. He previously was a Director of the Company from 1968 to August 1992 and has served as a Director since his re-election in February 1995.

S. Key Coker, 46, has served as Executive Vice President of Compass Bank, a $20 billion dollar bank with offices throughout the southern United States, since October 2000. Previously, he served as Senior Vice President of Compass Bank from June 1995 through September 2000 and had been employed by Compass Bank since 1992. He is a career banker with 21 years of experience in banking. He was appointed a Director in September 2000, following the resignation of Robert Hilgenfeld on August 2, 2000.

Blake D. Lovette, 61, was appointed a director of the Company in November 2003. He has served as a consultant to companies serving the food industry and private investors since July 2002. From 1998 to June 2002, he was President of ConAgra Poultry Company, a fully-integrated chicken processing business engaged in the production, processing, marketing and distribution of fresh and frozen chicken products. Mr. Lovette has served as a poultry company executive for many years. He was President and Chief Operating Officer of Valmac Industries from 1979 to 1985. From 1985 to 1988, Mr. Lovette led the Shenandoah Products Corporation operations of Perdue Farms. He was President and Chief Operating Officer of poultry operations of Holly Farms Corporation from 1988 to 1990, and was with the Lovette Company from 1990 to 1998.

Vance C. Miller, Sr., 70, was elected a Director in September 1986. Mr. Miller has been Chairman of Vance C. Miller Interests, a real estate development company formed in 1977, and has served as the Chairman of the Board and Chief Executive Officer of Henry S. Miller Cos., a Dallas, Texas, real estate services firm, since 1991. Mr. Miller also serves as a director of Resurgence Properties, Inc.

James G. Vetter, Jr., 69, has practiced law in Dallas, Texas, since 1966. He is a shareholder of the Dallas law firm of Godwin Gruber, P.C., and has served as general counsel and a Director since 1981. Mr. Vetter is a Board Certified-Tax Law Specialist and serves as a lecturer and author in tax matters.

Donald L. Wass, Ph.D., 71, was elected a Director of the Company in May 1987. He has been President of the William Oncken Company of Texas, a time management consulting company, since 1970.

Report of the Audit Committee

Pursuant to the Audit Charter attached to the Company’s proxy statement within the last three years, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditor’s independence from management and the Company, and has received from the independent auditors the written disclosures required by the Independence Standards Board.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended the selection of the Company’s independent auditors.

The members of the Audit committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

Audit Committee

Charles L. Black
Vance C. Miller, Sr.
Donald L. Wass, Ph.D.
S. Key Coker

Independent Auditor Fee Information

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for each of the last two fiscal years are as follows:

Description of Services	Fiscal 2003	Fiscal 2002
Audit fees	$1,370,000	$834,000
Audit related fees	238,000	490,000
Fees for tax services	97,000	219,000
All other fees	225,000	62,000

Total fees	$1,930,000	$1,605,000

Audit Fees

Fees for audit services included fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, and accounting consultations on new and emerging accounting issues provided in connection with the audits. The fiscal 2003 audit fee also includes fees for assistance with the registration and sale of debt securities to help finance the acquisition of the ConAgra Foods chicken business (“ConAgra Poultry”) completed in November 2003, and the definitive proxy statement prepared and submitted to shareholders in connection of with the ConAgra Poultry acquisition. The 2002 audit fee has been adjusted to include $74,000 related to the 2002 annual audit that was not reported in the fiscal 2002 proxy statement, as such amounts had not been finalized at the completion of the proxy statement.

Audit-Related Fees

Fees for audit-related services in fiscal 2003 principally included audit and tax due diligence, accounting consultations, and assistance with other matters associated with the ConAgra Poultry acquisition. The fiscal 2002 fees include fees in connection with providing internal audit service through July 2002.

Tax Fees

Fees for tax services include state, federal and international tax compliance and tax advice and tax planning on both a state, federal and international level.

All Other Fees

All other fees include fees for all other services not included within audit fees, audit-related fees and tax fees. These amounts principally include advisory services related to the Company’s product recall experienced in early fiscal 2003 and a special project for the audit committee performed in 2002.

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, the members of the Company’s Compensation Committee were Lonnie “Bo” Pilgrim, Chairman of the Board of the Company, Vance C. Miller, Sr., Lonnie Ken Pilgrim, Senior Vice President, Transportation of the Company, James G. Vetter, Jr., and Charles L. Black.

The Company has been and continues to be a party to certain transactions with Lonnie “Bo” Pilgrim and a law firm affiliated with James G. Vetter, Jr. These transactions, along with all other transactions between the Company and affiliated persons, require the prior approval of the Audit Committee of the Board of Directors. Set forth below is a summary of these transactions:

At certain times during the year, Lonnie “Bo” Pilgrim purchases our live chickens and hens, feed inventory and veterinary and technical services during the grow-out process and then contracts with us to resell the birds at maturity. Chicks, feed and services are purchased from us for their fair market value, and we purchase the mature chickens from Mr. Pilgrim at a market-based formula price subject to a ceiling price calculated at Mr. Pilgrim’s cost plus 2 percent. Additionally, we process the payroll for certain employees of Mr. Pilgrim and Pilgrim Poultry G.P. (“PPGP”) as well as perform certain administrative bookkeeping services for Mr. Pilgrim’s personal businesses. During fiscal 2003, we paid Mr. Pilgrim, doing business as PPGP, $48,722,000 for chickens produced in his grow-out operations, and PPGP paid us $48,130,000 for chicks, feed and services, including the payroll services described above. Lonnie “Bo” Pilgrim is the sole proprietor of PPGP.

PPGP also rents facilities to us for the production of eggs. On December 29, 2000, we entered into an agreement with PPGP to rent its egg production facilities for a monthly amount of $62,500. During fiscal year 2003, we paid rental on the facilities of $750,000 to PPGP. Our management believes that the terms of this agreement with PPGP are substantially similar to, and contain terms not less favorable to us than, agreements obtainable from unaffiliated parties.

We also maintain depository accounts with a financial institution of which Lonnie “Bo” Pilgrim is a major stockholder. Fees paid to this bank in fiscal 2003 are insignificant, and as of September 27, 2003, we had bank balances at this financial institution of approximately $2.2 million.

Since 1985, we have leased an airplane from Lonnie “Bo” Pilgrim under a lease agreement which provides for monthly lease payments of $33,000 plus operating expenses, which terms our management believes to be substantially similar to those obtainable from unaffiliated parties. During fiscal 2003 we had lease expenses of $396,000 and operating expenses of $260,185 associated with the use of this airplane.

Historically, much of our debt has been guaranteed by our major stockholders. In consideration of such guarantees, we have paid such stockholders a quarterly fee equal to .25% of the average aggregate outstanding balance of such guaranteed debt. During fiscal 2003, we paid $3,236,000 to Pilgrims Interests, Ltd., an affiliate of Lonnie “Bo” Pilgrim.

Certain members of the family of Lonnie “Bo” Pilgrim are employed by us, including his son, Lonnie Ken Pilgrim, a Director and our Senior Vice President, Transportation, his son, Pat Pilgrim, our Vice President Special Projects, and his daughter, Greta Pilgrim-Owens, our Vice President Consumer Communication, who received total compensation in fiscal 2003 of $279,190, $268,331 and $287,369, respectively.

Godwin Gruber, P.C., represents us in connection with a variety of legal matters. James G. Vetter, Jr., is a Director of Pilgrim’s Pride and is a shareholder of Godwin Gruber, P.C. During fiscal 2003, we paid Godwin Gruber, P.C., legal fees of $61,365 in connection with such matters.

We have entered into chicken grower contracts involving farms owned by certain of our officers, providing the placement of Pilgrim’s Pride-owned flocks on their farms during the grow-out phase of production. These contracts are on terms substantially the same as contracts entered into by us with unaffiliated parties and can be terminated by either party upon completion of the grow-out of each flock. The aggregate amount paid by us to Lonnie “Bo” Pilgrim under these grower contracts during fiscal 2003 was $247,895.

EXECUTIVE COMPENSATION

The following table sets forth a summary of compensation paid to the Company’s Chief Executive Officer and the other persons serving as executive officers during fiscal 2003. See “Nominees for Director – Compensation Committee Interlocks and Insider Participation” above and “Certain Transactions” below for a discussion of transactions with the Company’s Directors and executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation				All Other Compensation(1)
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation

Lonnie “Bo” Pilgrim Chairman of the Board	2003 2002 2001	$1,071,200 1,071,200 1,071,200	$586,640 476,841 566,942	$59,196 119,913 24,081	$28,543 70,126 12,066

David Van Hoose Former Chief Executive Officer(2)	2003 2002 2001	162,766 551,359 535,300	— — 462,796	2,434 27,843 13,381	1,466,863 16,114 11,500

Clifford E. Butler Vice Chairman of the Board	2003 2002 2001	388,921 388,868 388,868	183,640 111,133 111,133	12,544 12,661 9,720	3,009 2,763 2,06

O. B. Goolsby, Jr. President and Chief Operating Officer	2003 2002 2001	373,577 222,664 216,179	301,325 115,062 115,610	12,455 6,286 5,404	2,649 4,128 2,239

Richard A. Cogdill Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2003 2002 2001	324,873 318,092 308,828	350,000 300,000 300,000	8,480 9,027 7,720	927 1,669 1,357

(1)	Includes the following items of compensation:

a.	Company’s contributions to the named individual under its 401(k) Salary Deferral Plan in the following amounts: Lonnie “Bo” Pilgrim, $26 (2003), $52 (2002), $52 (2001); David Van Hoose, $56 (2003), $312 (2002), $312 (2001); Clifford E. Butler, $324 (2003), $312 (2002), $312 (2001); Richard A. Cogdill, $334 (2003), $312 (2002), $312 (2001); and O.B. Goolsby, Jr., $338 (2003), $312 (2002), $312 (2001).

b.	Section 79 income to the named individual due to group term life insurance in excess of $50,000 in the following amounts: Lonnie “Bo” Pilgrim, $28,517 (2003), $70,074 (2002), $12,014 (2001); David Van Hoose, $4,343 (2003), $15,802 (2002), $11,187 (2001); Clifford E. Butler, $2,685 (2003), $2,451 (2002), $1,749 (2001); Richard A. Cogdill, $593 (2003), $1,357 (2002), $1,045 (2001); and O.B. Goolsby, Jr., $2,409 (2003), $3,816 (2002), $1,927 (2001).

(2)	On November 11, 2002, the Company announced that Mr. Van Hoose would retire as Chief Executive Officer of the Company effective March 29, 2003. In connection with his retirement, Mr. Van Hoose entered into a Retirement Agreement with the Company. Under the terms of the Retirement Agreement, Mr. Van Hoose continued to receive his current salary and benefits until March 29, 2003 and received a lump sum payment of $1,300,000; however, he did not receive any further bonus or incentive compensation. Pursuant to the terms of the Retirement Agreement, on May 2, 2003, the Company purchased his residence for $625,000.

Directors’ Fees

The Company pays its Directors who are not employees of the Company $6,000 per meeting attended in person, plus expenses, and Directors who are not employees of the Company also receive $2,500 and $1,250 per telephonic meeting that they participate in that lasts at least 45 minutes or less than 45 minutes, respectively.

Report of Compensation Committee

The Compensation Committee establishes executive compensation and oversees the administration of the bonus plan for key members of management and the Company’s employee benefit plans.

The following is a report submitted by the Compensation Committee members in their capacity as the Board’s Compensation Committee, addressing the Company’s compensation policy as it related to the named executive officers for fiscal 2003.

Performance Measures

The Compensation Committee’s establishment of annual executive compensation is a subjective process in which the Committee considers many factors, including the Company’s performance as measured by earnings for the year, each executive’s specific responsibilities, the contribution to the Company’s profitability by each executive’s specific areas of responsibility, the level of compensation believed necessary to motivate and retain qualified executives and the executive’s length of time with the Company.

Fiscal Compensation

For fiscal 2003, the Company’s executive compensation program consisted of (a) base salary, (b) a discretionary bonus based upon the factors described above, (c) the bonus plan described below, (d) Company contributions to the Company’s 401(k) salary deferral plan which are made up of mandatory contributions of one dollar per week and matching contributions of up to five dollars per week and additional matching contributions of up to four percent of an executive’s compensation subject to an overall Company contribution limit of five percent of domestic income before taxes and (e) Company contributions to the Employee Stock Investment Plan in an amount equal to 33 1/3% of the officers’ payroll deduction for purchases of the Company’s common stock under the plan, which deductions are limited to 7 1/2% of the officer’s base salary, overtime pay and bonuses.

In establishing the fiscal 2003 compensation for Lonnie “Bo” Pilgrim, the Company’s Chairman of the Board, the Compensation Committee did not adjust Mr. Pilgrim’s annual base salary from $1,071,200. Mr. Pilgrim’s bonus for fiscal 2003 consisted of a discretionary bonus of $586,640. This discretionary bonus was made in response to the Compensation Committee’s subjective assessment of Mr. Pilgrim’s contribution to the Company’s performance in fiscal 2003.

In establishing the fiscal 2003 compensation for David Van Hoose, the Company’s Chief Executive Officer, the Compensation Committee did not adjust Mr. Van Hoose’s annual base salary from $551,359. Mr. Van Hoose did not receive a bonus with respect to fiscal 2003, although, in connection with his retirement effective March 29, 2003, Mr. Van Hoose entered into a Retirement Agreement with the Company which provides for certain payments to be made to him as disclosed in the Summary Compensation Table above.

The Company’s objective is to obtain financial performance that achieves increased return on equity, sales volume, earnings per share and net income. The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests.

The Company’s Senior Executive Performance Bonus Plan (the “Plan”) provides for five percent of the Company’s U.S. income before income taxes to be allocated among certain key members of management. Such amount is allocated among all plan participants based upon the ratio of each participant’s eligible salary to the aggregate salaries of all participants and the number of months of the fiscal year the participant was approved for participation. The Plan also provides for a Subcommittee to administer the plan provisions dealing with certain designated Section 162(m) participants, currently Mr. Lonnie “Bo” Pilgrim. The Compensation Committee retains the right, in its sole discretion, to reduce, increase or eliminate, prior to payment thereof, the amount of any bonus that would otherwise be due under the Plan to non-Section 162(m) participants, and the Compensation Subcommittee retains these same rights, except for the right to increase bonus amounts, for designated Section 162(m) participants. Participants may generally be added or removed from the plan at the discretion of the Compensation Committee. Participants must continue to be employed by the Company on January 1 following the end of a fiscal year in order to be paid a bonus with respect to that year. Bonuses are typically paid during the January following the fiscal year with respect to which the bonus has been granted.

Compensation Committee

Lonnie “Bo” Pilgrim Charles L. Black Vance C. Miller, Sr. Lonnie Ken Pilgrim James G. Vetter, Jr.

Compensation Subcommittee

Charles L. Black Vance C. Miller, Sr.

COMPANY PERFORMANCE

The following graph shows a five-year comparison of cumulative total returns for the Company’s previously outstanding Class A common stock and Class B common stock, the Russell 2000 composite index and a peer group selected by the Company. On November 21, 2003, each share of the Company’s then outstanding Class A common stock and Class B common stock was reclassified into one share of new common stock, which is now the only authorized class of the Company’s common stock.

	Cumulative Total Return*
	9/26/98	10/02/99	9/30/00	9/29/01	9/28/02	9/27/03

PILGRIM’S PRIDE CORPORATION-CLASS A	100	38	36	67	50	91

PILGRIM’S PRIDE CORPORATION-CLASS B	100	45	36	73	49	69

PEER GROUP	100	116	145	114	103	141

RUSSELL 2000	100	58	42	82	68	111

*	$100 invested on 9/26/98 in stock or index including reinvestment of dividends.

On July 30, 1999, the Company issued a stock dividend of one share of Class A common stock for every two shares of Class B common stock held to stockholders of record on June 30, 1999. This was the first issuance of the Company’s Class A common stock. The above results for the Company’s Class B common stock were adjusted for the Class A common stock dividend. The Company’s Class A common stock was not outstanding at the beginning of fiscal 1999 and is presented on a separate line of the graph.

The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Company, the Russell 2000 composite index and the peer group is based on the stock price or composite index at the end of fiscal 1998.

The above graph compares the performance of the Company with that of the Russell 2000 composite index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are Sanderson Farms, Inc., Cagle’s, Inc., and the Company. These companies were selected because of their similar operations and market capitalizations relative to the Company and were approved by the Compensation Committee.

CERTAIN TRANSACTIONS

Pilgrim’s Pride Corporation has been and continues to be a party to certain transactions with Lonnie “Bo” Pilgrim, its Chairman, Clifford E. Butler, its Vice Chairman, O.B. Goolsby, its President and Chief Operating Officer, a law firm affiliated with James G. Vetter, Jr., one of its Directors, and Blake D. Lovette, one of its Directors. These transactions, along with all other transactions between Pilgrim’s Pride Corporation and affiliated persons, require the prior approval of the Audit Committee of the Board of Directors, and the Audit Committee has approved each of these transactions.

In addition to his Directorship, the Company has entered into an arrangement with Blake D. Lovette to provide periodic consulting services so that the compensation Mr. Lovett will receive as a consultant, when aggregated with his Director compensation, will total $100,000 per year.

We have entered into chicken grower contracts involving farms owned by certain of our officers, providing the placement of Pilgrim’s Pride-owned flocks on their farms during the grow-out phase of production. These contracts are on terms substantially the same as contracts entered into by us with unaffiliated parties and can be terminated by either party upon completion of the grow-out of each flock. The aggregate amounts paid by us to our current officers under these grower contacts during fiscal 2003 were as follows: Clifford E. Butler, $205,351 and O.B. Goolsby, Jr., $330,621.

We also employ Clifford E. Butler’s son, Shane Butler, our Vice President Prepared Foods, Mt. Pleasant and Waco, who was paid total compensation of $140,454 in fiscal 2003 and O.B. Goolsby’s daughter, Melissa Goolsby, Sales Field Service Representative, who was paid total compensation of $24,838 in fiscal 2003.

See “Nominees for Director—Compensation Committee Interlocks and Insider Participation,” which is incorporated herein by reference, for a discussion of the Company’s transactions with Lonnie “Bo” Pilgrim and James G. Vetter, Jr.

SECURITY OWNERSHIP

The following table sets forth, as of December 16, 2004 (except as otherwise noted), certain information with respect to the beneficial ownership of the Company’s common stock by (a) each stockholder beneficially owning more than 5% of the Company’s outstanding common stock; (b) each Director and Director nominee of the Company who is a stockholder of the Company; (c) each of the executive officers listed in the executive compensation table who is a stockholder of the Company; and (d) all executive officers and Directors of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Outstanding Common Stock		Percent of Voting Power
Pilgrim Interests, Ltd 110 South Texas Street Pittsburg, Texas 75686	22,118,077	33.2%		52.2%
Lonnie “Bo” Pilgrim(a)(b) 110 South Texas Street Pittsburg, Texas 75686	25,351,125	38.1%		59.8%
Lonnie Ken Pilgrim(a)(b)(c) 110 South Texas Street Pittsburg, Texas 75686	22,851,377	34.3%		53.9%
ConAgra Foods, Inc.(d) One ConAgra Drive Omaha, Nebraska 68102	25,443,054	38.2%		3.0%
Dimensional Fund Advisors Inc.(e) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,095,400	3.1%		4.9%
Wellington Management Company LLP(f) 75 State Street Boston, Massachusetts 02109	1,504,700	2.3%		3.6%
Clifford E. Butler(b)	111,105	(g	)	(g	)
O.B. Goolsby, Jr.(b)	20,006	(g	)	(g	)
Richard A. Cogdill (b)	37,762	(g	)	(g	)
David Van Hoose(b)	—	—		—
James G. Vetter, Jr.	3,425	(g	)	(g	)
Vance C. Miller, Sr.	2,000	(g	)	(g	)
Charles L. Black	500	(g	)	(g	)
Donald L. Wass, Ph.D	450	(g	)	(g	)
All executive officers and Directors as a group (10 persons)	26,017,346	39.1%		61.4%

(a)	Includes 22,118,077 shares of common stock held of record by Pilgrim Interests, Ltd., a partnership formed by Mr. Pilgrim’s family of which Lonnie A. Pilgrim and Lonnie Ken Pilgrim are managing partners. Also includes 90,580 shares of common stock held of record by Pilgrim Family Trust I, an irrevocable trust dated June 16, 1987, for the benefit of Lonnie “Bo” Pilgrim’s surviving spouse and children, of which Lonnie Ken Pilgrim and Patty R. Pilgrim, Lonnie “Bo” Pilgrim’s wife, are co-trustees, and 90,579 shares of common stock held of record by Pilgrim Family Trust II, an irrevocable trust dated December 23, 1987, for the benefit of Lonnie “Bo” Pilgrim and his children, of which Lonnie “Bo” Pilgrim and Lonnie Ken Pilgrim are co-trustees. Each of Lonnie A. Pilgrim and Lonnie Ken Pilgrim disclaim beneficial ownership of the Company’s common stock held by Pilgrim Interests, Ltd., except to the extent of their respective pecuniary interest therein.

(b)	Includes shares held in trust by the Company’s 401(k) Salary Deferral Plan.
(c)	Includes 13,697 shares of common stock held by his wife. Also includes 53,510 shares of common stock held in two irrevocable trusts dated December 15, 1994 and October 31, 1989, of which Lonnie Ken Pilgrim is a co-trustee for the benefit of his children. Lonnie Ken Pilgrim disclaims any beneficial interest in the foregoing shares.
(d)	Based on information provided to the Company as of November 24, 2003, from ConAgra Foods, Inc. (“ConAgra”).
(e)	Based on information provided to the Company as of December 26, 2002, from Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company’s common stock listed above that are owned by the Funds. All such shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. For purposes of this disclosure, the Company added together the number of shares of Class A common stock and Class B common stock reported by Dimensional as being beneficially owned on December 26, 2002 to reflect the November 21, 2003 reclassification of the Company’s common stock.
(f)	Based on information provided to the Company as of December 31, 2002, from Wellington Management Company, LLP (“Wellington”). Wellington is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. In its role as investment advisor, Wellington possesses voting and/or investment power over the shares of the Pilgrim’s Pride common stock listed above that are owned by its clients. For purposes of this disclosure, the Company added together the number of shares of Class A common stock and Class B common stock reported by Wellington as being beneficially owned on December 26, 2002 to reflect the November 21, 2003 reclassification of the Company’s common stock.
(g)	Less than 1%.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Officers, Directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, Directors and greater than ten-percent stockholders for fiscal 2003 were complied with.

ITEM 2.	PROPOSAL TO APPROVE THE PILGRIM’S PRIDE CORPORATION EMPLOYEE STOCK INVESTMENT PLAN

For a number of years, the Company has maintained its Employee Stock Investment Plan (the “Plan”). The Plan provides for open-market purchases of the Company’s common stock by an administrator appointed by the Company bought with employee payroll deduction withholdings and contributions from the Company. The Plan is being submitted for shareholder approval pursuant to the new Section 303A(8) of the New York Stock Exchange’s Listed Company Manual.

General Plan Information

The purpose of the Plan is to provide individuals performing services to the Company or any other business under common control with the Company which has been designated by the Company as a participating employer in the Plan (as of the date hereof, To-Ricos, Inc., Pilgrim’s Pride Corporation of North Carolina, Inc., Pilgrim’s Pride Corporation of Delaware, Inc. and Pilgrim’s Pride Corporation of West Virginia, Inc. have each been designated as a participating employer in the Plan) (“Employees”) with a convenient method of investing in the Company through payroll deduction withholdings supplemented by contributions from the Company. The Board of Directors of the Company (the “Board”) believes that Employee participation in the ownership of the Company helps to bring about the essential unity of purpose among the Company, its Employees and it stockholders. The Plan provides for open market purchases of the Company’s common stock (the “Stock”) by the Administrator (defined below) bought with Employee payroll deduction withholdings and contributions from the Company. The Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and no provisions of the Employee Retirement Income Security Act of 1974 are applicable to the Plan.

Because the amount of the Company’s contributions under the Plan to any Employee are contingent upon the payroll deduction withholding elected by such individual, it is not possible to determine the amount of Company contributions that will be made with respect to any executive officers under the Plan. However, set forth below is a table summarizing the Company’s contributions under the Plan in fiscal 2003.

Name and Position	Company Contributions
Lonnie “Bo” Pilgrim Chairman of the Board	—
David Van Hoose Former Chief Executive Officer	$1,627
Clifford E. Butler Vice Chairman of the Board	$12,500
O. B. Goolsby, Jr. President and Chief Operating Officer	$12,215
Richard A. Cogdill Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$8,121
All executive officers as a group	$34,463
All non-executive officer employees as a group	$901,985

Amount and Type of Stock Subject to the Plan

The Stock of the Company is being offered under the Plan.

Employees Who May Participate in the Plan

Any full time Employee who has completed six months of continuous employment with the Company (or, to the extent approved by the Board, any business acquired by the Company) may participate in the Plan, so long as the Employee:

•	does not own more than five percent (5%) of the voting stock of the Company; and

•	resides in a jurisdiction that does not prohibit the sale of the Stock and Plan interests or otherwise prohibits or restricts the Plan and is not otherwise prohibited from participating in the Plan.

As of the date hereof, there are approximately 21,164 Employees that may elect to participate in the Plan.

Participation

An eligible Employee may participate in the Plan by completing and filing a written application on forms prescribed by the Administrator with the payroll office of the Company from which such Employee’s salary or wages are paid. An eligible Employee who properly elects to participate in the Plan is referred to as a “Participant.” Each application will become effective for the payroll period following the date after the application was received. If a Participant’s interest in the Plan is terminated for any reason, the Participant may resume participation in the Plan upon filing another application with the payroll office of the Company.

Participant Contributions

All Participant contributions are made through authorized payroll deductions. The minimum payroll deduction is $10.00 per payroll period and the maximum payroll deduction is 7½% of the base salary, overtime pay and bonuses of the Participant (excluding commissions or other allowances). A Participant may increase or decrease the amount of his payroll deductions in full dollar amounts by completing and filing an application on forms prescribed by the payroll office of the Company. A Participant may also suspend his contributions. Any suspension will remain in effect until the Participant has notified the Company to recommence payroll deductions. Each amendment or request for suspension must be in writing on a form prescribed by the Administrator (as defined below) and filed with the Company’s payroll office. The amendment or suspension will become effective for the payroll period following the date after the application was received.

Company Contributions

If the Company has sufficient current or accumulated net income, the Company will contribute an amount equal to 33 1/3% of the amount of the Participant’s payroll deductions under the Plan for each payroll period.

Administration of the Plan

The Plan will be administered by an investment banker and/or broker appointed by the Company (the “Administrator”), until the Administrator resigns or is removed by the Board. Upon its removal or resignation, the Board may appoint any other member of the New York Stock Exchange to administer the Plan. Smith Barney, Inc. currently serves as the Plan’s Administrator.

The Company will accumulate on a weekly basis and hold, without interest, all payroll deductions and Company contributions. This amount will be sent to the Administrator the following week. The Administrator will establish and maintain a separate account for each Participant. All shares of Stock purchased under the Plan are held in the name and custody of the Administrator for the benefit of the Participants.

The rights, privileges and duties of each Participant and the Administrator are consistent with the ordinary broker-client relationship, and a Participant may sell all or any whole shares of the Stock held for his account by so instructing the Administrator in writing. Upon any such sale of Stock, normal commissions and other charges are paid by the Participant directly to the Administrator. Under the Plan, the Administrator will not have a material relationship to the Company, its affiliates or, to the knowledge of the Company, any eligible Employee.

Stock Purchases

Upon receipt of the Company contributions and the Participant payroll deductions, the Administrator will credit each Participant’s account the amount allocable to that Participant. The Administrator will purchase on The New York Stock Exchange or other exchange on which the Stock is traded, at prices prevailing on the open market at time of purchase, as many whole shares of Stock as may be purchased from the aggregate amount of funds available in the accounts of all Participants. The Administrator may accumulate purchases before allocating shares to the Participants’ accounts. All commissions and fees involved in the purchase of Stock from Participant payroll deductions and Company contributions pursuant to the Plan will be paid by the Company. Additionally, the Administrator may allow Participants to purchase shares of Stock with voluntary contributions to their accounts maintained under the Plan, but the Participant must pay any fees or commissions for that transaction.

Dividend Reinvestment

The Administrator will reinvest all cash dividends received in respect of shares of Stock in shares of Stock. The Administrator will credit the applicable Stock purchased from reinvesting cash dividends to the account of the applicable Participant. The Company pays all regular commissions in connection with the reinvestment of dividends.

Any stock dividends or split-ups in respect of shares of Stock held in the account of a Participant will be credited to such Participant’s account. Other securities and rights to subscribe to shares of Stock received in respect of shares of Stock held in a Participant’s account will be credited to the account.

Withdrawal of Stock

No more than once a quarter, a Participant may withdraw any number of whole shares of the Stock from his account by filing with the Administrator written notice in a form prescribed by the Administrator. However, a complete withdrawal of the Stock will terminate a Participant’s interest in the Plan. The Participant must pay reasonable fees or expenses, including federal or state transfer taxes, in connection with any partial or complete withdrawal of the Stock.

Assignment of Interest

A Participant may not assign, transfer or encumber any part of his interest, funds or shares of Stock held in his account under the Plan prior to his withdrawal of shares from his account. Neither a Participant’s interest in the Plan nor the Stock credited to his account will be subject to legal process, be levied upon or attached for payment of a claim against the Participant.

Termination of Interests in Plan

If a Participant dies, retires, becomes totally and permanently disabled or ceases to be continuously employed by the Company, his interest in the Plan will automatically terminate. A Participant may also terminate his interest in the Plan by giving prior written notice to the Company or the Administrator.

If a Participant’s interest in the Plan is terminated, the Administrator will continue to reinvest dividends and other proceeds until the Administrator receives written instructions from the Participant or his estate. Upon the receipt of appropriate written instructions, the Administrator will transfer any whole shares of Stock credited to the Participant’s account in accordance with the instructions and will mail certificates representing the shares of Stock in accordance with the instructions. The Administrator will sell any fractional share of Stock at the currently prevailing market price and mail a check in the amount of the proceeds in accordance with the written instructions. In the event appropriate instructions are not received by the Administrator within a reasonable period after the termination of the Participant’s interest in the Plan, the Plan requires the Administrator to use its best efforts to contact the Participant regarding the disposal of his shares of Stock.

Any taxes due upon transfer of shares to any person other than the Participant or for termination of employment will not be paid by the Company, and the Administrator may require the Participant to deposit an amount of money sufficient to cover any taxes in advance of making any transfers.

Discontinuance of Contributions

Company contributions and a Participant’s payroll deductions will stop on the first to occur of a Participant’s retirement, permanent disability, death, employment termination or the termination of Plan interests by the Participant. Contributions will also be suspended during any leave of absence from employment with the Company and for any period the Participant fails to be an eligible Employee of the Company.

Term, Amendment, Interpretation and Termination of the Plan

The Plan will continue until the earlier of December 18, 2013 or terminated by the Board. The Board has the authority and discretion to amend and interpret the Plan. However, the Board may delegate its authority to the Company’s Compensation Committee (the “Committee”). In such case, the Committee has the authority to interpret and amend the Plan. All decisions, determinations and interpretations of the Committee are final and binding on the Company, the Administrator and the Participants.

Voting Rights

A Participant has all rights as a stockholder of the Company as of the date the shares of Stock are credited to his account. At no cost to the Participant, the Administrator will deliver all notices of meetings, proxy statements and other material distributed by the Company to any Participant who has at least one whole share of Stock in his account. The Administrator will exercise proxy instructions received from the Participants on an aggregate basis in order to preserve the voting rights of those Participants holding fractional interests in shares of the Stock.

U.S. Tax Effects of Plan Participation

THE SUMMARY OF TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

The payroll deductions authorized by each Participant are a part of his current compensation and as such, are subject to all applicable federal, state and local income, Federal Insurance Corporation Act (F.I.C.A) and other taxes. Since Company contributions are treated as additional compensation to the Participant, they are subject to payment of income and other taxes, and the Company will withhold such taxes. The amount of compensation income attributable to Company contributions will be an amount equal to the excess of the fair market value of the Stock on the date it is credited to a Participant’s account over the amount of such Participant’s payroll deductions attributable to such Stock. The Plan is not a qualified plan under Section 401(a) or Section 423(b) of the Code.

The distribution of Stock to Participants will not be a taxable event. For purposes of determining gain or loss on subsequent disposition, the Participant’s cost basis will be equal to the aggregate of his payroll deductions and the Company contributions attributable to the Stock. A sale of such Stock following distribution from the custodial account will result in capital gain or loss. To the extent cash paid in lieu of Stock upon withdrawal from the Plan exceeds or is less than the cost basis of the Stock, the Participant will recognize capital gain or loss, respectively.

Tax Consequences Outside the United States

In most jurisdictions outside of the United States, income taxes and social insurance contributions are owed when an employee purchases shares of Company stock under the Plan. However, some jurisdictions administer taxes and social insurance contributions differently.

Securities Authorized for Issuance under Other Equity Compensation Plans

The Company does not maintain any compensation plans under which its equity securities are authorized for issuance by the Company.

ITEM 3. APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2004 fiscal year. This firm of certified public accountants has served as independent auditors of the Company pursuant to annual appointment since 1969 except for 1982 and 1983.

Representatives of Ernst & Young are expected to be present at the Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they wish to do so.

The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004.

Financial Statements Available

Financial statements for the Company are included in the Annual Report to Stockholders for the fiscal year 2003. Additional copies of these statements, as well as financial statements for prior years and the Annual Report to the Securities and Exchange Commission on Form 10-K, may be obtained upon written request without charge from the Secretary of the Company, 110 South Texas Street, Pittsburg, Texas 75686. Financial statements are also on file with the Securities and Exchange Commission, Washington, D.C. 20549, and the New York Stock Exchange.

OTHER BUSINESS

The Board of Directors is not aware of, and it is not anticipated that there will be presented to the Meeting, any business other than the election of the Directors, the approval of the Pilgrim’s Pride Corporation Employee Stock Investment Plan, and the proposal to appoint Ernst & Young independent auditors described above. If other matters properly come before the Meeting, the persons named on the accompanying proxy card will vote the returned proxies as the Board of Directors recommends.

Please date, sign and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated as it will save the expense of further mailings.

By order of the Board of Directors,

/s/ Richard A. Cogdill

RICHARD A. COGDILL
Pittsburg, Texas December 26, 2003	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Annex A

Voting Provisions

General. On November 20, 2003, the stockholders of Pilgrim’s Pride Corporation (the “Company” or the “Corporation”) approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation which reclassified each share of the Company’s Class A common stock and each share of the Company’s Class B common stock into one share of new common stock, par value $.01 per share (the “Common Stock”). The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware affecting the Amendment on November 21, 2003, and the reclassification contemplated thereby (the “Reclassification”) became effective on such date. Set forth below is a summary of the voting provisions of the Common Stock.

Record Stockholders. In general, shares registered in the name of any person that are represented by certificates dated on or prior to November 21, 2003, the date of the Reclassification, are presumed to have 20 votes per share, and all other shares are presumed to have one vote per share. However, the Company’s Certificate of Incorporation (the relevant provisions of which are reproduced below) sets forth a list of circumstances in which the foregoing presumption may be refuted. If you believe that the voting information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, please send a letter to the Secretary of the Company, at 110 South Texas Street, Pittsburg, Texas 75686, briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

Beneficial Stockholders. All shares held in “street” or “nominee” name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee (including shares so held at the time of the Reclassification) are presumed to have one vote per share. The Company’s Certificate of Incorporation sets forth a list of circumstances in which the presumption may be refuted by the person who has held since the Reclassification all of the attributes of beneficial ownership referred to in Section (2)(b) reproduced below. If you believe some or all of your shares are entitled to 20 votes, you may follow one of two procedures. First, you may write a letter to the Secretary of the Company, at 110 South Texas Street, Pittsburg, Texas 75686, describing the reasons for your belief. The letter should contain your name, the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since the Reclassification. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Secretary of the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since the Reclassification. In either case, your letter should indicate how you wish to have your shares voted.

Other. The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will advise the party furnishing such letter of its decision, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. The Company may also require additional information before a determination will be made. If you have any questions about the Company’s voting procedures, please call the Company at (903) 855-8000.

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Excerpts from the Company’s Certificate of Incorporation

Paragraphs 1, 2 and 3 of Section II.A. of Article Fourth of the Company’s Certificate of Incorporation provide as follows:

A. Common Stock

(1) Reclassification of Existing Class A and Class B Common Stock.

(a) Upon the filing of this Certificate of Amendment of Certificate of Incorporation, each share of Class A Common Stock, par value $.01 per share, of the Corporation either issued and outstanding or held by the Corporation as treasury stock, shall be and is automatically reclassified and changed (without any further act) into one share of Common Stock (such reclassification being the “Class A Reclassification”).

(b) Upon the filing of this Certificate of Amendment of Certificate of Incorporation, each share of Class B Common Stock, par value $.01 per share, of the Corporation either issued and outstanding or held by the Corporation as treasury stock, shall be and is automatically reclassified and changed (without any further act) into one share of Common Stock (such reclassification being the “Class B Reclassification”).

(2) Voting Rights of the Common Stock.

(a) The holders of record of Common Stock shall be entitled to one vote per share for all purposes, except that a holder of record of a share of Common Stock shall be entitled to twenty votes per share on each matter submitted to a vote by the stockholders at a meeting of stockholders for each such share held of record by such holder on the record date for such meeting if, with respect to such share:

(i) each and every beneficial owner of such share was the beneficial owner thereof at the effective time of the Class A Reclassification or the Class B Reclassification; and

(ii) there has been no change in the beneficial ownership of the share at any time after the filing of this Certificate of Amendment of Certificate of Incorporation.

(b) A change in beneficial ownership of an outstanding share of Common Stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote or to direct the voting of such share of Common Stock, (ii) investment power, which includes the power to direct the sale or other disposition of such share of Common Stock, (iii) the right to receive or retain the proceeds of any sale or other disposition of such share of Common Stock, or (iv) the right to receive any distributions, including cash dividends, in respect of such share of Common Stock.

(A) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (d) of this paragraph (2), a change in the beneficial ownership shall be deemed to have occurred whenever a share of Common Stock is transferred of record into the name of any other person.

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(B) The beneficial owner of an outstanding share of Common Stock held of record on a record date for determining the holders entitled to vote on any matter submitted to a vote by the shareholders (a “Record Date”) in “street” or “nominee” name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee (including any share so held on at the time of filing of this Certificate of Amendment of Certificate of Incorporation) shall be presumed to have acquired the beneficial ownership of such share subsequent to the filing of this Certificate of Amendment of Certificate of Incorporation. Such presumption shall be rebuttable by showing that beneficial ownership of such share with respect to each and every beneficial owner thereof complies with subparagraph (a) of this paragraph (2).

(C) In the case of a share of Common Stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Transfers to Minors Act in effect in any state, a change in the beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting or in such trustee, agent, guardian or custodian.

(c) Notwithstanding anything in this paragraph (2) to the contrary, no change in beneficial ownership shall be deemed to have occurred for purposes of clause (i) and (ii) of subparagraph (a) of this paragraph (2) solely as a result of:

(i) any event that occurred prior to the filing of this Certificate of Amendment of Certificate of Incorporation pursuant to the terms of any contract (other than a contract for the purchase and sale of shares of Common Stock contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements in existence at the time of such filing to which any holder of shares of Common Stock is a party;

(ii) any transfer of any interest in a share of Common Stock pursuant to a bequest or inheritance by operation of law upon the death of any individual, or by any other transfer to or primarily for the benefit of family member(s) of the transferor or any trust, partnership or other entity primarily for the benefit of one or more of such family member(s), or pursuant to an appointment of a successor trustee, general partner or similar fiduciary or the grant of a proxy or other voting rights to one or more individuals with respect to any such trust, partnership or other entity, including a gift;

(iii) any change in the beneficiary of any trust or any distribution of a share of Common Stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

(iv) any transfer of any interest in a share of Common Stock from one spouse to another by reason of separation or divorce or under or pursuant to community property laws or other similar laws of any jurisdiction;

(v) any appointment of a successor trustee, agent, guardian, custodian or similar fiduciary with respect to a share of Common Stock if neither such successor has nor its predecessor had the power to vote or to dispose of such share of Common Stock without further instructions from others;

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(vi) any change in the person to whom dividends or other distributions in respect of a share of Common Stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order;

(vii) any transfer of the beneficial ownership of a share of Common Stock from one employee benefit plan of the Corporation to another employee benefit plan of the Corporation;

(viii) the grant by any person of the right to vote any shares of which such person is the beneficial owner, provided the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(ix) any event occurring under the Share Voting Agreement, dated as of June 7, 2003, among Lonnie “Bo” Pilgrim, Lonnie Ken Pilgrim and certain affiliated entities and ConAgra Foods, Inc. or any voting agreement to which any such persons or entities are parties entered into in connection with the New York Stock Exchange’s consent to the Class A Reclassification and Class B Reclassification.

As used in paragraph 2(c)(ii) above, “family member” of a transferor means the transferor’s spouse, ancestors, lineal descendants, siblings and their descendants, aunts and uncles, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and first cousins; and a legally adopted child of an individual shall be treated as a child of such individual by blood.

(d) For purposes of this paragraph (2), all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation or, at any time when a transfer agent is acting with respect to the share of Common Stock, by such transfer agent on the Corporation’s behalf. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of the shares of Common Stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of the shares of Common Stock.

(e) A beneficial owner of any share of Common Stock acquired as a direct result of a stock split, stock dividend, reclassification, rights offering or other distribution of shares or rights by the Corporation with respect to existing shares (“dividend shares”) will be deemed to have been the continuous beneficial owner of such share from the date on which the original shares, with respect to which the dividend shares were issued, were acquired.

(f) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Common Stock.

(g) No holder of Common Stock shall be entitled to preemptive or subscription rights.

(3) Identical Rights. Each share of Common Stock, whether at any particular time the

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holder thereof is entitled to exercise twenty votes or one, shall be identical to all other shares of Common Stock in all respects, and together the shares of Common Stock shall constitute a single class of shares of the Corporation.

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000000 0000000000 0 0000
000000000.000 ext
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4
ADD 5	Holder Account Number
ADD 6	C 1234567890 JNT

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors					Use a black pen. Mark with an X inside the ☒ grey areas as shown in this example.
1. The Board of Directors Recommends a Vote “FOR” the listed nominees.
		For All	Withhold All	For All Except*
		☐	☐	☐

01 – Lonnie “Bo” Pilgrim	02 – Clifford E. Butler

03 – O. B. Goolsby, Jr.	04 – Richard A. Cogdill

05 – Lonnie Ken Pilgrim	06 – James G. Vetter, Jr.

07 – S. Key Coker	08 – Vance C. Miller, Sr.

09 – Donald L. Wass, Ph.D.	10 – Charles L. Black	* (Except nominee(s) written above)
11 – Blake D. Lovette		(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box and write the name(s) on the space provided above.)

B	Issues

The Board of Directors Recommends a Vote “FOR” the following proposals.

		For	Against	Abstain

KEY FOR EXPLANATION OF VOTING RIGHTS

TVS – TOTAL VOTING SECURITIES, INCLUDING

401-K

1VT – ONE-VOTE TOTAL

20VT – TWENTY-VOTE TOTAL

VOTE – TOTAL VOTES TO WHICH YOU ARE ENTITLED

NOTE: TO DETERMINE THE TOTAL NUMBER OF 20-VOTE SHARES, DIVIDE THE 20VT AMOUNT BY TWENTY (20).

2.	The approval of the Pilgrim’s Pride Corporation Employee Stock Investment Plan.	☐	☐	☐
		For	Against	Abstain
3.	The appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending October 2, 2004.	☐	☐	☐
4.	In their discretion such other business as may properly come before the Annual Meeting.

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF MANAGEMENT’S NOMINEES FOR DIRECTORS AND “FOR” PROPOSALS 2 AND 3 ABOVE. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity should indicate their capacity. A proxy for shares held in joint ownership should be signed by each owner.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

	1 U P X H H H P P P P	002806

Proxy - Pilgrim’s Pride Corporation

110 South Texas Street

Pittsburg, Texas 75686

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Lonnie “Bo” Pilgrim and Clifford E. Butler, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and to vote, as designated below, all the shares of common stock of Pilgrim’s Pride Corporation held of record by the undersigned on December 16, 2003, at the Annual Meeting of Stockholders to be held on Wednesday, January 14, 2004, or any adjournment thereof.

PLEASE EXECUTE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

(Continued and to be signed on reverse side.)